Exhibit 99.1

Baylake Corp. Receives NASDAQ Stock Exchange Listing Approval

Sturgeon Bay, Wisconsin, October 29, 2013 – Baylake Corp. (the “Company”) (BYLK), holding company for Baylake Bank (the “ Bank” ), which provides full service banking and financial services from 22 locations in Northeast and Central Wisconsin, today announced that its common stock has been approved for listing on the NASDAQ  Capital  Market exchange under the ticker symbol “BYLK.” Trading on NASDAQ is expected to begin on November 4, 2013.  Until that date, the Company’s common stock will continue trading on the OTCQB under its current ticker “BYLK.”

Robert J. Cera, President and CEO, stated: “We believe making the transition to NASDAQ is a logical step in our ongoing strategy to enhance the Company’s visibility and facilitate investors’ access to Baylake’s common stock. We have been a full SEC-reporting corporation for several years, and a NASDAQ listing offers the opportunity to leverage our transparent reporting practices. We feel the potential for increased trading liquidity, the opportunity to be included on indices that require exchange membership, increased market maker involvement and meeting NASDAQ’s rigorous review and listing standards help establish Baylake for the future.”

The Company reported 21% year-over-year earnings growth during the first nine months of fiscal 2013, continued reduction in non-performing assets, increased capital strength, and improved productivity resulting from ongoing branch network rationalization to focus its resources on markets with the greatest growth opportunities. In addition to planned investment in growth opportunities, the Company’s commitment to building shareholder value has included a recent $0.01 increase in the quarterly cash dividend to $0.07 per common share and a 400,000 share common stock repurchase authorization.

Baylake Corp., headquartered in Sturgeon Bay, Wisconsin, is the bank holding company for Baylake Bank. Through Baylake Bank, Baylake Corp. provides a variety of banking and financial services from 22 financial centers located throughout Northeast and Central Wisconsin, in Brown, Door, Green Lake, Kewaunee, Manitowoc, Outagamie and Waushara Counties. The Company also has a 49.8% equity ownership stake in United Financial Services (UFS), a data processing services provider.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the financial condition, results of operations and business of Baylake Corp. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the control of Baylake Corp., could cause actual conditions, events or results to differ significantly from those indicated by the forward-looking statements. These factors, which are described in this press release and in the annual and quarterly reports filed by Baylake Corp. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 under “Item 1A. Risk Factors,” include certain credit, market, operational, liquidity and interest rate risks associated with the company’s business and operations. Other factors include changes in general business and economic conditions, developments (including collection efforts) relating to the identified non-performing loans and other problem loans and assets, world events (especially those which could affect our customers’ tourism-related businesses), competition, fiscal and monetary policies and legislation.

Forward-looking statements speak only as of the date they are made, and Baylake Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.